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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 20, 1998


                               AMBIENT CORPORATION
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             (Exact name of registrant as specified in its charter)

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
     Delaware                                         0-23723                     98-0166007
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(State or other                                     (Commission                  (IRS Employer
jurisdiction of                                     File Number)                  Identification No.)
incorporation)
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                  270 Madison Avenue, New York, New York 10016
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          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code (888) 861-0205


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          (Former name or former address, if changed since last report)

                             Page 1 of 5 total pages
                       (Exhibit index is found on page 5)




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ITEM 5.   Other Events.

         On May 20, 1998, Ambient Corporation (the "Company") entered into a letter of intent with Ordacard Hi-Tec Industries (1995) Ltd., an Israeli manufacturer of plastic ID and bank cards ("Ordacard"), relating to the proposed merger of Ordacard with and into a wholly-owned subsidiary of the Company to be formed under the laws of the state of Israel (the "Proposed Merger"). The Proposed Merger is expected to close on December 31, 1998 and is subject to certain closing conditions, including but not limited to the receipt of various government approvals required under Israeli law and the consummation by the Company of a private or public offering of equity securities in the net amount of $7.5 million. In consideration for the Proposed Merger, the Company will issue to Ordacard's shareholders, in proportion to their holdings therein, shares of common stock of the Company equal to 50% of the Company's outstanding common stock after giving effect to the proposed equity offering. Upon the closing of the Proposed Merger, Jacob Davidson, the Company's current Chairman of the Board, Chief Executive Officer and President, will resign as Chief Executive Officer and President, but will retain his position as Chairman of the Board, and Elie Garber, the current President of Ordacard, will assume the position of President of the combined companies. On the closing date of the Proposed Merger, the Board of Directors of the combined companies will consist of 10 members, five of whom shall be designees of the current Ordacard shareholders.

         In connection with the Proposed Merger, the Company agreed to loan to Ordacard the principal amount of $1,000,000. Of this amount, the Company delivered to Ordacard $350,000 on the date of the execution of the letter of intent in return for Ordacard's subordinated, convertible promissory note in the principal sum of $350,000, bearing interest at 6% per annum (the "First Note"). The Company agreed to deliver the remaining $650,000 by July 1, 1998 in return for a substantially similar Ordacard note. Each of the notes will be due on March 31, 1999 (the "Maturity Date"), provided however, that if the Company does not deliver to Ordacard $650,000 by July 1, 1998, Ordacard may, at its option, convert the outstanding balance of the First Note into 14,510 common shares (or approximately 3.6%) of Ordacard. If the Proposed Merger shall not have occurred by December 31, 1998, the Company may, at its option, either accelerate payment on the notes or convert the principal and accrued interest on the notes into 50,000 common shares (or 12.5%) of Ordacard, subject to adjustment pursuant to certain provisions set forth in the notes. In the event that the Proposed Merger is consummated, the newly formed Israeli subsidiary of the Company will assume all of the obligations of Ordacard, including the notes.

         Ordacard is a manufacturer of plastic ID and bank cards and provides card services, including card personalization, mail distribution and point of sale integration that supports magnetic stripe and smart card transactions, as well as medical records retrieval for ID cards. Ordacard's technology is supported by strategic relationships with its 25% parent, American Banknote Corporation (NYSE:ABN), and with Indigo, Ltd. (NASDAQ:INDGF). Ordacard has 60 employees, including 10 engineers and programmers, and operates sales offices in New York and Tel Aviv and has one sales agent in Jordan.

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ITEM 7.  Financial Statements and Exhibits.

         (c) The following documents are filed herewith as exhibits to this Form 8-K:

                  99.1 Letter of Intent dated May 20, 1998 between Ordacard Hi-Tec Industries (1995) Ltd. and Ambient Corporation.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   June 3, 1998                  AMBIENT CORPORATION

                                       By:  /s/ Jacob Davidson
                                          ---------------------------------
                                          Jacob Davidson
                                          President and
                                          Chief Executive Officer









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                                  Exhibit Index

                  99.1 Letter of Intent dated May 20, 1998 between Ordacard Hi-Tec Industries (1995) Ltd. and Ambient Corporation.











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